Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NetTalk.com, Inc., a Florida corporation (the “Company”), on Form 10-K for the fiscal ending September 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Guillermo Rodriguez, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Guillermo Rodriguez
Guillermo Rodriguez
Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 15, 2010